PARTICIPATION AGREEMENT

          PARTICIPATION AGREEMENT (this "Agreement"), dated as of
December 20, 1999, between Allegheny Energy, Inc., a Maryland corporation ("AYE") and Energy Corporation of America, a West
Virginia corporation ("ECA").


                            RECITALS

          WHEREAS, the parties desire to coordinate their efforts in the identification and acquisition of certain gas and gas-related assets and properties, and/or certain business entities that engage in gas and gas-related activities, upon the terms and subject to the conditions contained herein.

          NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                            ARTICLE I

                          DEFINED TERMS

          Section 1.01.  Certain Definitions.  As used in this
Agreement, the terms set forth in Appendix A have the meanings ascribed to them therein.

          Section 1.02. Schedule of Definitions. As used in this Agreement, the terms set forth in Appendix B have the meanings ascribed to them in the Sections of this Agreement indicated in such Appendix.

                           ARTICLE II

                          PARTICIPATION

          Section 2.01. Election to Participate. (a) Promptly following AYE's execution of Preliminary Documentation with respect to any Gas Assets, AYE will provide ECA with a written notification (the "Notification") to the effect that AYE is evaluating such Gas Assets (any Gas Assets as to which AYE provides a Notification, a "Confidential Acquisition"). Each Notification will include an estimate of the date on which AYE and the seller or issuer of such Confidential Acquisition are reasonably likely to execute definitive documentation concerning AYE's acquisition of such Confidential Acquisition (the "Estimate Date"). Subject to the prior execution by ECA of a confidentiality agreement between ECA and the seller or issuer of such Confidential Acquisition in form and substance substantially identical to the confidentiality agreement between AYE and such seller or issuer, AYE will furnish to ECA, if and as received, all information received by AYE from such seller or issuer. AYE makes no, and shall not be deemed to make any, representation or warranty concerning any information furnished to ECA concerning any Confidential Acquisition, or as

NY12524:42727.4

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to the past, present or future operating or financial performance of the Confidential Acquisition. ECA agrees that it will satisfy itself as to the accuracy and sufficiency of the matters on which it relies in making any investment decision with respect to each Confidential Acquisition. Following its receipt of the Notification, ECA shall refrain from engaging in negotiations, discussions or other activities that could result in a failure by AYE to purchase the Confidential Acquisition. AYE shall have no obligation to acquire or invest in any Confidential Acquisition and shall have no obligation to enter into any discussions or negotiations or to continue to engage in any discussions or negotiations concerning any Confidential Acquisition. AYE shall control any discussions and negotiations between AYE and/or ECA (on the one hand) and third parties (on the other hand) concerning the acquisition of each Confidential Acquisition, but AYE shall afford ECA a reasonable opportunity to participate in such discussions and negotiations. ECA shall not engage in any discussions or negotiations with third parties concerning any Confidential Acquisition without the prior consent of AYE.

          (b) With respect to each Confidential Acquisition that is a Gas Acquisition, ECA will provide AYE with a written notification (each, a "Gas Acquisition Election") as to whether ECA elects to exercise its rights pursuant to Section 2.02, not fewer than 30 calendar days prior to the Estimate Date. With respect to each Confidential Acquisition that is a Pooling Acquisition, ECA will provide AYE with a written notification (each, a "Pooling Acquisition Election") as to whether ECA elects to exercise its rights pursuant to Section 2.03 not fewer than 30 calendar days prior to the Estimate Date.

          (c) If the Confidential Acquisition consists of Gas Assets, then not fewer than 20 calendar days prior to the Estimate Date AYE will provide ECA with a financial model showing the capitalization of a hypothetical business entity, the only assets of which are such Gas Assets. The value of the equity capital of such hypothetical entity as set forth in such model (the "Initial Equity Amount") shall not exceed the long term indebtedness of such entity set forth therein.

          (d) ECA shall notify AYE of the Selected Percentage not fewer than 15 calendar days prior to the Estimate Date.

          Section 2.02. Selected Gas Acquisitions. AYE and ECA agree that following AYE's receipt of a Gas Acquisition Election stating that ECA has elected to exercise its rights pursuant to this section, AYE and ECA will negotiate in good faith appropriate contractual arrangements with respect to the related Selected Gas Acquisition pursuant to which, if and only if AYE acquires such Selected Gas Acquisition during the Reference Period or within 18 months following the end of the Reference Period: (i) AYE and ECA will form a Selected Gas Entity for the purpose of acquiring, holding and disposing of such Selected Gas Acquisition, and (ii)
ECA will purchase or otherwise acquire for value an ECA Interest.
In connection with such negotiations, the parties will negotiate in good faith appropriate contractual arrangements concerning the acquisition, holding, operation and disposition of such Selected
Gas Acquisition and the related Interests. Such contractual arrangements:

          (a) Will contain provisions that are not reasonably likely to (i) cause a material delay or complication in obtaining regulatory approval for the acquisition of such Selected Gas

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Acquisition or the related AYE Interest or ECA Interest, (ii)
cause the acquisition transaction not to qualify for any tax, accounting or regulatory treatment, the failure to qualify for which would either have a significant adverse on AYE, or to the benefits to AYE of the acquisition of the Selected Gas Acquisition or the related AYE Interest or the attractiveness to the seller or issuer of such Selected Gas Acquisition of AYE's proposal to acquire the Selected Gas Acquisition, or (iii) result in any tax, accounting or regulatory conditions or circumstances that would have a significant adverse effect on the ownership or operation by AYE of the Selected Gas Acquisition, the AYE Interest or any of AYE's other assets or properties, and

          (b) Will provide that upon the payment by ECA to AYE of an amount of cash equal to the product of (i) the Selected
Percentage, multiplied by (ii) the Initial Equity Amount, ECA will acquire an ECA Interest representing a percentage "passive" equity interest or similar "synthetic" equity in the related
Selected Gas Entity equal to the Selected Percentage.

          (c) Will provide AYE with complete management and operating control of the Selected Gas Entity and will provide
ECA with a "passive" equity interest or similar synthetic equity in such Selected Gas Entity, and

          (d) Will provide that the long term indebtedness of or attributable to the Selected Gas Acquisition will be refinanced and replaced by intercompany loans extended by AYE or one of its Affiliates to the related Selected Gas Entity, the interest on which will be equal to such intercompany lender's cost of funds relating to the indebtedness incurred by such lender in connection with the making of such intercompany loans, and

          (e) Will provide that AYE and ECA will have the same rights and obligations with respect to Interests as those provided in Article IV, and will contain provisions analogous to those set forth in Articles III and VI.

          AYE and ECA shall use their respective best efforts to ensure that the foregoing contractual arrangements have been executed and delivered at least five Business Days prior to the Estimate Date.

          Section 2.03. Pooling Acquisitions. AYE and ECA agree that following AYE's receipt of an Election stating that ECA has elected to exercise its rights pursuant to this Section 2.03, AYE and ECA will negotiate in good faith appropriate contractual arrangements with respect to the related Pooling Acquisition (and shall negotiate in good faith concerning whether such arrangements should be comprised of (i) modifications to this Agreement applicable to subsequent Gas Acquisitions, (ii) consulting and advisory arrangements with respect to such Pooling Acquisition, and/or (iii) other contractual arrangements) pursuant to which, if and only if AYE acquires such Pooling Acquisition during the Reference Period or within 18 months following the end of the Reference Period:

          (a) ECA will pay to AYE at least two years and one day following the date of consummation of such Pooling Acquisition, but not prior to two years and one day following the date of such consummation, cash equal to the product of (i) the Selected Percentage, multiplied by (ii) the market value of the equity consideration paid by AYE in connection with such Pooling

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Acquisition, which shall be determined in the manner set forth in
Section 4.06(j) as of the date of the consummation of such Pooling Acquisition.

           (b) At least two years and one day following the date of consummation of such Pooling Acquisition, but not prior to two years and one day following the date of such consummation or prior to the payment referred to in Section 2.03(a), ECA will have "synthetic equity" or other economic rights as equivalent as may be practicable (in light of the factors specified in clause
(a) of Section 2.02 and in light of the requirements for "pooling of interests" accounting treatment) to such economic rights as ECA would have if ECA had purchased a percentage equity interest in such Pooling Acquisition equal to the Selected Percentage.

          (c) AYE and ECA will have substantially the same rights and obligations with respect to such economic rights as those provided in Article IV with respect to AYE Interests and ECA Interests.
          Such contractual arrangement will contain provisions analogous to those set forth in Articles III and VI.

          Section 2.04. Agreement Concerning Combined Gas and Electric Acquisitions. In the event that during the Reference Period AYE acquires assets or securities of an entity which operates one or more electric utilities, and such assets or securities do not constitute Gas Assets solely because the gross revenues of or attributable to such entity or assets that are derived from Covered Activities in the Territory (after giving effect to any disposition of assets and businesses not acquired by AYE) do not equal or exceed 50% of the gross revenues of or attributable to such entity or assets, each of AYE and ECA will entertain reasonable proposals from the other party concerning, and shall discuss in good faith, whether and on what terms AYE and ECA should cooperate in the ownership, operation and/or disposition of such assets of the acquired entity or such portion of the acquired assets as may be engaged or employed in connection with Covered Activities in the Territory.

          Section 2.05. Agreement Concerning Financing Arrangements. The parties recognize that this Agreement broadly prohibits the creation of liens, encumbrances and security interests on or with respect to Interests. In connection with the negotiations referred to in Section 2.02, AYE and ECA will negotiate in good faith appropriate contractual arrangements (and shall negotiate in good faith concerning whether such arrangements should be comprised of modifications to this Agreement and/or other contractual arrangements) concerning the matters set forth in Article IV intended (i) to permit ECA to borrow funds sufficient to make the payments contemplated by
Section 2.02(b), (ii) to accommodate such liens, encumbrances and security interests as attach to AYE's assets and properties by operation of federal or state law or in the ordinary course of AYE's financing activities, (iii) to safeguard and protect AYE's right to acquire an ECA Interest in the event a lender forecloses or otherwise takes possession or title to such ECA Interest or executes upon a lien, encumbrance or security interest thereon, and (iv) to safeguard and protect ECA's right to acquire an AYE Interest in the event a lender forecloses or otherwise takes possession or title to such AYE Interest or executes upon a lien, encumbrance or security interest thereon.

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                           ARTICLE III

                      REGULATORY APPROVALS

          Section 3.01. Approval of Acquisitions. The effectiveness of this Agreement will be conditioned upon the occurrence of the Closing. The effectiveness of all contractual arrangements concerning the matters specified in Sections 2.02 and 2.03 and
Article IV will be conditioned upon prior approval of the Securities and Exchange Commission (the "SEC") if and to the extent required by the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder (collectively, the "1935 Act"), and upon the prior receipt of any other required regulatory approvals. AYE and ECA will negotiate in good faith to cause such contractual arrangements to contain such terms and conditions as are not reasonably likely to cause such approvals to be withheld, delayed or conditioned.


                           ARTICLE IV

                          DISPOSITIONS

          Section 4.01. General. Neither AYE nor ECA shall make any Disposition to any Person unless such Disposition is expressly permitted by and made in accordance with this Agreement. AYE and ECA shall cause each Selected Gas Entity not to reflect on its books any Disposition except Dispositions expressly permitted by and made in accordance with, this Agreement. Any Disposition not permitted by and made in accordance with this Agreement (an "Impermissible Disposition"), including but not limited to Dispositions made without prior compliance with the provisions of this Article IV, shall be null and void ab initio. AYE and ECA agree to cooperate in obtaining any regulatory approvals required in connection with any Disposition made in accordance with this Agreement.

          Section 4.02.  Dispositions By AYE.   If at any time AYE
makes a determination to sell any AYE Interest, it shall submit to ECA a written offer (an "Offer") with respect to such Disposition specifying the price and the other material terms and conditions, including deferred payment mechanics (if applicable) pursuant to which AYE proposes to sell the AYE Interest. Such Offer shall state that ECA is entitled to purchase, at its option and in accordance with the provisions of this Agreement, all of the AYE
Interest for such price and on such other terms and conditions.

          Section 4.03. Election to Purchase or to "Tag-Along". Upon receipt of an Offer, ECA shall have the right (but not the obligation), which it may exercise by delivering a written notice of such exercise (an "Exercise Notice") to AYE within 30 calendar days of the date of dispatch of such Offer, to either (i) purchase all (but not less than all) of the AYE Interest for the price and on the other terms and conditions, including deferred payment mechanics (if applicable), set forth in the Offer, or, alternatively, (ii) authorize and direct AYE, as agent and attorney-in-fact for ECA, to offer the corresponding ECA Interest for sale to any third party to which AYE offers to sell the AYE Interest and to take all actions necessary or appropriate to sell such ECA Interest on behalf of ECA, in each case on the same

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

terms, and subject to the same conditions, as are applicable to the AYE Interest (except for the price, which shall be proportionate to the price for the AYE Interest), it being understood that AYE may not sell the ECA Interest to any Person other than the Person which acquires the corresponding AYE Interest (the "Acquiror"). ECA may exercise either, but not both, of the rights described in clauses (i) and (ii) of the previous sentence but shall be under no obligation to exercise either such right. Any Exercise Notice shall, together with the Offer, constitute a valid, legally binding and enforceable agreement on the part of ECA to either purchase such AYE Interest from AYE for the price and on the other terms and conditions, including deferred payment mechanics (if applicable) set forth in the Offer, or to sell such ECA Interest to the Acquiror on the same terms and subject to the same conditions as are applicable to the sale of the AYE Interest (except the price, which shall be proportionate to the price for the AYE Interest), each as the case may be. If ECA shall have made the election contemplated by clause (ii) of the first sentence of this Section 4.03 (the "Tag-Along Election") within the time period specified in such sentence, ECA shall execute such instruments and documents as may be necessary to confirm AYE's power and authority as agent and attorney-in-fact of ECA to offer and sell of the ECA Interest on ECA's behalf.

          Section 4.04. If ECA Elects to Purchase. If ECA shall have made the election contemplated by clause (i) of the first sentence of Section 4.03 (the "Purchase Election") within the time period specified in such sentence, then subject to compliance with applicable laws and regulations and the obtaining of such regulatory approvals as may be required, the purchase and sale of the AYE Interest shall be consummated as soon as practicable following the receipt of all regulatory approvals required in connection with such transaction. Such disposition shall be effected by (i) AYE's delivery to ECA of documents sufficient to effect the sale to ECA of the AYE Interest, and (ii) ECA's delivery to AYE of the purchase price set forth in the Offer, subject to any deferred payment mechanics (if any) set forth therein, in cash, by wire transfer or by certified or official bank check. AYE hereby (i) warrants to ECA that, as of the consummation of such purchase and sale transaction the sale and delivery of the AYE Interest shall vest in ECA good legal title and beneficial ownership of the AYE Interest, free and clear of all liens, charges, encumbrances, restrictions, equities, options and claims, other than those incurred by action of ECA and (ii) agrees to indemnify and hold harmless ECA against any losses or damages arising out of any breach of the warranty set forth in clause (i) of this sentence.

          Section 4.05.  If ECA Does Not Elect to Purchase.
(a) If ECA does not make a Purchase Election or Tag Along Election within the time period specified in Section 4.03, AYE shall have the right, which may be exercised at any time during the period prior to the 150th calendar day following the date of dispatch of the Offer (the "Drag-Along Period"), to elect to cause ECA to sell the ECA Interest to the Acquiror at a price and subject to other terms and conditions which are (i) not more favorable in the aggregate to the Acquiror than those specified in the Offer
(other than the price, which shall be proportionate to the price for the AYE Interest), and (ii) identical (except the price, which shall be proportionate to the price for the AYE Interest) to the terms and conditions of the sale of the AYE Interest (any such election, a "Drag-Along Election").

          (b) AYE may exercise a Drag-Along Election by furnishing written notice thereof to ECA prior to the expiration of the Drag-Along Period. The consummation of the purchase and sale of the

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ECA Interest shall occur contemporaneously with the consummation of the purchase and sale of the AYE Interest. If AYE shall cause the Acquiror to purchase the ECA Interest, such purchase shall be at a price and subject to terms and conditions which are (i) not more favorable in the aggregate to the Acquiror than those specified in the Offer (other than the price, which shall be proportionate to the price for the AYE Interest), and (ii) are identical (except the price, which shall be proportionate to the price for the AYE Interest) to the price, terms and conditions applicable to the sale of the AYE Interest;

          (c) If ECA does not make a Purchase Election within the time period specified in Section 4.03, AYE may, at any time within 180 days following the date of dispatch of the Offer, enter into an agreement to sell the AYE Interest to any Person. Any such sale of an AYE Interest shall be made to the Acquiror at a price and on other terms and conditions not more favorable in the aggregate to the Acquiror than those specified in the Offer. If ECA shall have made the Tag-Along Election, AYE shall not sell or agree to sell the AYE Interest unless the Acquiror agrees to purchase all of the ECA Interest on terms and conditions identical (except the price, which shall be proportionate to the price for the AYE Interest) to the price, terms and conditions applicable to the sale of the AYE Interest. If an Acquiror shall not have entered into definite documentation concerning the purchase of the AYE Interest within 180 calendar days following the date of dispatch of the Offer, the AYE Interest shall continue to be subject to the rights of first offer set forth in this Article IV, and AYE's power and authority as agent and attorney-in-fact of ECA with respect to the ECA Interest shall terminate.

          Section 4.06. Other Purchase Rights. (a) Impermissible Disposition by AYE. AYE agrees to furnish to ECA prompt written notice upon becoming aware of the occurrence of an Impermissible Disposition with respect to an AYE Interest. If such Impermissible Disposition has not been reversed, rescinded or canceled within 30 calendar days following the date of dispatch by AYE of a notice with respect to a particular Impermissible Disposition (the "AYE Impermissible Disposition Cure Period"), ECA shall have the right, which may be exercised at any time during the period of 30 calendar days following the elapse of the Impermissible Disposition Cure Period to elect to purchase the AYE Interest at Fair Market Value in accordance with this Section
4.06. Notwithstanding the foregoing, ECA shall retain all causes of action, rights and remedies in respect of a breach by AYE of its obligations under this Agreement to which ECA would otherwise be entitled under applicable law.

          (b) Impermissible Dispositions by ECA. ECA agrees to furnish to AYE prompt written notice upon becoming aware of the occurrence of an Impermissible Disposition with respect to an ECA Interest. If such Impermissible Disposition has not been reversed, rescinded or canceled within 30 calendar days following the date of dispatch by ECA of a notice with respect to a particular Impermissible Disposition (the "ECA Impermissible Disposition Cure Period"), AYE shall have the right, which may be exercised at any time during the period of 30 calendar days following the elapse of the Impermissible Disposition Cure Period to elect to purchase the ECA Interest at Fair Market Value in accordance with this Section 4.06. Notwithstanding the foregoing, AYE shall retain all causes of action, rights and remedies in respect of a breach by ECA of its obligations under this Agreement to which AYE would otherwise be entitled under applicable law.

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          (c)   AYE Call Right. AYE shall have the right, which may be
exercised at any time following the second anniversary of the acquisition by ECA of an ECA Interest, to elect to purchase all, but not less than all, of such ECA Interest for Fair Market Value in accordance with this Section 4.06.

          (d) ECA Put Right. ECA shall have the right, which may be exercised at any time following the second anniversary of the acquisition by ECA of an ECA Interest, to elect to cause AYE to purchase all, but not less than all, of such ECA Interest for Fair Market Value in accordance with this Section 4.06.

          (e) AYE Change of Control. AYE shall have the right, which may be exercised at any time following the termination of this Agreement by AYE pursuant to Section 5.02, to elect to purchase all, but not less than all, of any ECA Interest for Fair Market Value plus the Control Premium in accordance with this Section
4.06.
          (f) ECA Change of Control. AYE shall have the right, which may be exercised at any time following the termination of this Agreement by AYE pursuant to Section 5.03, to elect to purchase all, but not less than all, of any ECA Interest for Fair Market Value in accordance with this Section 4.06.

          (g) Closing. If either AYE or ECA elects to exercise any right pursuant to Section 4.06(a), through (f), such party (the "Exercising Party") shall provide to the other a written notification of such exercise (any such notification, a "Put/Call Notice") prior to the expiration of the period of time during which such right may be exercised. The consummation of the purchase and sale of the Interest to which the Put/Call Notice relates, shall occur on the fifteenth calendar day following the last to occur of (x) the final determination of the Fair Market Value of the Interest, and (y) the receipt of all governmental and regulatory approvals required for the consummation of such purchase and sale (or if such fifteenth calendar day is not a business day, then the next succeeding business day), at 10:00 a.m., local time, at a location in Pittsburgh, Pennsylvania mutually agreed upon by AYE and ECA.

          (h) Warranties. AYE warrants to ECA, with respect to each Interest that is the subject of a Put/Call Notice and is an AYE Interest, and ECA warrants to AYE, with respect to each Interest that is the subject of a Put/Call Notice and is an ECA Interest, that the sale and delivery of such Interest at the closing of the purchase and sale of such Interest shall vest in the Exercising Party good legal title to and beneficial ownership of such Interest, free and clear of all liens, charges, encumbrances, restrictions, equities, options and claims, other than such as may be imposed by action of the Exercising Party. Each party agrees to indemnify and hold harmless such Exercising Party against any losses or damages arising out of any breach of the warranty set forth in the previous sentence.

          (i) AFair Market Value@ means the price which a willing buyer would pay to a willing seller for the Interest in question in an arms= length negotiated transaction without undue time constraints, and shall be determined in U.S. dollars as of the date of dispatch of the Put/Call Notice. AControl Premium @ means, with respect to any ECA Interest, an amount equal to the product of (i) the aggregate Achange of control premium,@ if any, received or to be received by AYE stockholders as a result of the

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related AYE Change in Control, as determined in accordance with
Section 4.06(j), multiplied by (ii) the product of (A) the amount that would have been shown on AYE=s books at the time of the consummation of the AYE Change in Control as the book value of such ECA Interest if AYE had acquired such ECA Interest at the time ECA acquired such ECA Interest, divided by (B) the aggregate book value of AYE=s assets at the time of the consummation of the AYE Change in Control.

          (j) Any Determination Amount shall be determined, if possible, by the mutual agreement of AYE and ECA. If AYE and ECA are unable to reach such an agreement within 30 calendar days following the receipt of the Put/Call Notice, the Determination Amount shall be determined by a nationally recognized investment banking firm jointly selected by AYE and ECA. If AYE and ECA are unable to mutually agree on an investment banking firm, each shall choose an investment banking firm and the two firms so chosen shall select a third investment banking firm. The third firm so selected shall determine the Determination Amount, which determination shall be final and binding on the parties. If either party shall fail to select an investment banking firm within 10 calendar days following receipt from the other party of a notice specifying such failure, or if the two investment banking firms shall fail to select a third investment banking firm, such third investment banking firm shall be selected by the American Arbitration Association or by arbitration in accordance with the Commercial Arbitration Rules thereof. The parties shall instruct such third investment banking firm so retained to deliver to such parties a written opinion as to the Determination Amount within 60 days following the selection of such firm. The cost of determining the Determination Amount, including the fees and expenses of such investment banking firms, shall, unless otherwise agreed by the parties in writing, be borne equally by AYE, on the one hand, and ECA, on the other hand.

          (k) Each party agrees to furnish to each investment banking firm referred to in Section 4.06(j) such financial, business and other information as is reasonably necessary to allow it to evaluate the business, financial condition and results of operation of the related Selected Gas Entity, subject to the execution of a reasonable confidentiality agreement by such investment banking firm.


                            ARTICLE V

                           TERMINATION

          Section 5.01. Mutual Agreement. This Agreement may be terminated at any time by the mutual written consent of AYE and ECA.

          Section 5.02. AYE Change of Control. AYE agrees to furnish to ECA 30 days' prior written notice upon becoming aware of the occurrence of an AYE Change in Control. AYE shall have the right, which may be exercised at any time during the period of 90 calendar days following the consummation of any AYE Change in Control, to terminate this Agreement.

          Section 5.03. ECA Change of Control. ECA agrees to furnish to AYE 30 days' prior written notice upon becoming aware of the occurrence of an ECA Change in Control. AYE shall have the

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right, which may be exercised at any time during the period of 90 calendar days following the date that AYE receives such notice or otherwise becomes aware of an ECA Change in Control, to terminate this Agreement.

          Section 5.04   Automatic Termination.  This Agreement
shall terminate automatically on the second anniversary of the last day of the Reference Period.


                           ARTICLE VI

        CONFIDENTIALITY; NONCOMPETITION; NONSOLICITATION

          Section 6.01. Confidential Information Provided to ECA. (a) From and after the date hereof and until the fifth anniversary of the last day of the Reference Period, ECA (i) shall hold and shall use its reasonable efforts to cause its Affiliates, officers, directors, employees, representatives, consultants and advisors (collectively with ECA, the "ECA Group") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law or the rules of any applicable stock exchange, all Confidential Information that it has obtained
(except to the extent that such information can be shown to have been (x) previously actually known by any member of the ECA
Group, or (y) in the public domain through no fault of any member of the ECA Group), (ii) shall not release or disclose, and shall cause each member of the ECA Group not to release or disclose, Confidential Information to any other Person (other than members of the ECA Group and its auditors, counsel and lenders who need to know such information for the purpose of evaluating a Confidential Acquisition), and (iii) will not use such Confidential Information to the detriment of AYE. If any member of ECA Group shall be required by legal process to make disclosure of any such Confidential Information, ECA shall give
AYE prior written notice of the making of such disclosure (which notice shall attach a copy of such legal process) and shall use all reasonable efforts to afford AYE an opportunity to, and will cooperate with AYE if AYE chooses to, contest the making of such disclosure.

          (b) In addition to the covenants contained in Section 6.01(a), ECA shall, and shall cause each member of the ECA Group to, use any Confidential Information of or relating to any Selected Gas Entity solely for the purpose of owning or holding the related
ECA Interest.

          Section 6.02.  Confidential Information Provided to AYE.
(a) From and after the date hereof and until the fifth anniversary of the last day of the Reference Period, AYE (i) shall hold and shall use its reasonable efforts to cause its Affiliates, officers, directors, employees, representatives, consultants and advisors (collectively with AYE, the "AYE Group") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law or the rules of any applicable stock exchange, all Confidential Information that it has obtained
(except to the extent that such information can be shown to have been (x) previously actually known by any member of the AYE
Group, or (y) in the public domain through no fault of any member of the AYE Group), (ii) shall not release or disclose, and shall cause each member of the AYE Group not to release or disclose, Confidential Information to any other Person (other than members of the AYE Group and its auditors, counsel and lenders who need

NY12524:42727.4
to know such information for the purpose of evaluating a Confidential Acquisition), and (iii) will not use such Confidential Information to the detriment of ECA. If any member of AYE Group shall be required by legal process to make disclosure of any such Confidential Information, AYE shall give ECA prior written notice of the making of such disclosure (which notice shall attach a copy of such legal process) and shall use all reasonable efforts to afford ECA an opportunity to, and will cooperate with ECA if ECA chooses to, contest the making of such disclosure.

          (b) In addition to the covenants contained in Section 6.02(a), AYE shall, and shall cause each member of the AYE Group to, use any Confidential Information of or relating to any Selected Gas
Entity solely for the purpose of owning or holding the related
AYE Interest.

          Section 6.03. Confidentiality of Acquisition Discussions. ECA shall not, and ECA will use its reasonable efforts to cause the ECA Group to not, discuss a Confidential Acquisition with any other person or disclose to any other Person either the fact that discussions or negotiations are taking place concerning a Confidential Acquisition or any of the terms, conditions or other facts with respect to any such Confidential Acquisition, including the status thereof; provided, however, that any member of the ECA Group may make such disclosure to the extent such member has received the written opinion of ECA's outside counsel that such disclosure is required to be made in order to avoid violating the federal securities laws and ECA is otherwise not in breach of this Agreement.

          Section 6.04. Noncompetition. (a) In consideration for being furnished with Confidential Information, ECA hereby covenants and agrees that until two years after the Reference Period, ECA shall not directly or indirectly acquire any financial or beneficial interest in, provide services with respect to, lease or own, manage, operate or control any Confidential Acquisition that does not result in the acquisition by ECA of an ECA Interest.

          (b) In consideration for being furnished with Confidential Information, ECA hereby covenants and agrees that is will not, directly or indirectly (whether as an owner, partner, stockholder, employee, director, officer, agent, consultant or the equivalent of any person or entity), engage in, assist any other person or entity to engage in, or have any equity, financial, proprietary, ownership or like interest in, any business which is in competition with the business conducted by any Selected Gas Entity.


                           ARTICLE VII

                          MISCELLANEOUS

          Section 7.01. Survival. Articles IV and VI shall survive termination of this Agreement.

          Section 7.02. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by AYE and ECA, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or

NY12524:42727.4
delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 7.03. Performance and Assignment. Any action or obligation to be performed by AYE under this Agreement shall be deemed to be performed by AYE if such action or obligation is performed by a Subsidiary of AYE. No party to this Agreement may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that AYE may assign or delegate any or all of its rights under this Agreement to any wholly owned Subsidiary or Subsidiaries of AYE. Any assignment made in violation of this
Section 7.03 shall be null and void.

          Section 7.04. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 7.05.  Parties in Interest; No Third Party
Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than AYE and ECA and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

          Section 7.06. Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that, to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

          Section 7.07. Entire Agreement. This Agreement (including all Annexes and Schedules hereto) and any agreement between AYE and ECA making specific reference to this Section 8.06 constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

          Section 7.08.  Counterparts.  This Agreement and any
amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be considered one and the same instrument.

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

          Section 7.09. Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty as to which the relevance of such matter is readily apparent, but inclusion therein shall expressly not be deemed to constitute an admission by AYE or ECA, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

          Section 7.10. Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 7.11. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

          (a)  if to AYE, to:

               Allegheny Energy, Inc.
               Attention:  Jay Pifer, President
               800 Cabin Hill Drive
               Greensburg, Pennsylvania  15601-1689

               With a copy to:

               Allegheny Energy, Inc.
               Attention: Thomas K. Henderson, Vice President, Legal 10435 Downsville Pike
               Hagerstown, Maryland  21740

               and

               Sullivan & Cromwell
               Attention:  Matthew G. Hurd
               125 Broad Street
               New York, New York 10004

          (b)  if to ECA, to:

               Energy Corporation of America
               Attention:  John Mork, President
               4643 South Ulster, Suite 1100
               Denver, Colorado  80237

               With a copy to:

               Goodwin & Goodwin, LLP
               Attention:  Thomas R. Goodwin
               1500 One Valley Square
               Charleston, West Virginia  25301

NY12524:42727.4

          Section 7.12. Governing Law; Submission to Jurisdiction; Selection of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia without reference to the choice of law principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of West Virginia (the "Chosen Court") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.11 of this Agreement.

          Section 7.13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

NY12524:42727.4

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date hereof.

                              ALLEGHENY ENERGY, INC.



                              By:
                                   Name:
                                   Title:



                              ENERGY CORPORATION OF AMERICA



                              By:
                                   Name:
                                   Title:

NY12524:42727.4

                                                   APPENDIX A

                       CERTAIN DEFINITIONS

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          "AYE Change in Control" means any merger or consolidation of AYE with or into another entity, any transfer or sale of all or substantially all of AYE's assets, any Bankruptcy
Event with respect to AYE and any assignment of the Agreement by AYE, by operation of law or otherwise.

          "AYE Interest" means, with respect to any Selected Gas
Acquisition, any equity or economic interest in the related
Selected Gas Entity, which interest is owned or held, directly or indirectly, by AYE.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following events: (i) the entry by a United States Bankruptcy Court or by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or (B) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation or its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 150 consecutive calendar days; or (ii) the commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar office of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate, limited liability company or partnership action by such Person in furtherance of any such action.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in any of Denver, Colorado, Hagerstown, Maryland or New York, New York are authorized or obligated by law or executive order to close.

          "Closing" means the Closing contemplated by the Stock
Purchase Agreement, dated as of December 20, 1999, among
Allegheny Energy, Inc., Energy Corporation of America and Eastern
Systems Corporation.

NY12524:42727.4

          "Confidential Information" means any financial, technical, operational or other information (including, without limitation, analyses, compilations, memoranda, notes, any other writings, financial and valuation models, financial projections, trade secrets, processes, customer lists and know-how) of or relating to any Confidential Acquisition or Selected Gas Entity.

           "Covered Activities" means the exploration, production, storage, transportation, distribution, sale, development, operation and marketing, regulated or otherwise, of oil and/or natural gas.

          "Determination Amount" means any of the following: (i) the Fair Market Value of an Interest, (ii) the Change in Control Premium, (iii) the component of the Change in Control Premium described in the second sentence of Section 4.06(i), and (iv) the market value of equity consideration described in clause (ii) of
Section 2.03(a).

          "Dispose" means to effect a Disposition.

          "Disposition" means any direct or indirect sale, assignment (by operation of law or otherwise), transfer, pledge, hypothecation, placement in trust (voting or otherwise) or disposition of, lien or encumbrance on, creation of a security interest in, or foreclosure by any person or entity other than AYE and ECA on, any Interest A divestiture of property or assets by a Selected Gas Acquisition or such an entity shall not constitute a Disposition.

           "ECA Change in Control" means any merger or consolidation of ECA with or into another entity, any transfer or sale of all or substantially all of ECA's assets, any purchase by persons other than persons or entities controlled by the current management of ECA of more than 50% of ECA's voting equity securities, any Bankruptcy Event with respect to ECA and any assignment of the Agreement by ECA, by operation of law or otherwise.

          "ECA Interest" means, with respect to any Selected Gas
Acquisition, a non-voting equity or economic interest equal to the Selected Percentage in the related Selected Gas Entity, which interest is owned or held, directly or indirectly, by ECA.

           "Gas Acquisition" means any Gas Assets which are both
(i) the subject of Preliminary Documentation executed by AYE during the Reference Period, and (ii) actually acquired by AYE in transactions consummated during the Reference Period or within 18 months following the end of the Reference Period, except for:

          a. Gas Assets the aggregate consideration for which will be less than $25 million (if the consideration is "all cash") or have a fair market value of less than $25 million (if the consideration is anything other than "all cash"), and

          b.  Pooling Acquisitions.

          "Gas Assets" means both:

          a. Equity securities (including securities convertible or exchangeable for equity securities) of business entities (other than subsidiaries of AYE), at least 50% of the gross revenues of which (giving effect to any disposition of assets and businesses not acquired by AYE) are derived from Covered Activities in the Territory, and

NY12524:42727.4

          b. Property and other assets (other than property and assets owned or held by subsidiaries of AYE), at least 50% of the gross revenues attributable to which are derived from Covered Activities in the Territory, provided, however, that the following do not constitute
     Gas Assets:

          c. Interests acquired by AYE in joint ventures between AYE and third parties, or

          d. Any combustion turbine assets, cogeneration assets or electric power generation assets, or interests or participations therein, or

          e.  The assets or securities of Mountaineer Gas
     Company.

          "Interest" means an AYE Interest or an ECA Interest, as the case may be.

          "Person" means any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Pooling Acquisition" means any Gas Assets which are both (i) the subject of Preliminary Documentation executed by AYE during the Reference Period, and (ii) actually acquired by AYE in transactions consummated in business combination transactions intended to qualify for "pooling of interests" accounting treatment during the Reference Period or within 18 months following the end of the Reference Period.

          "Preliminary Documentation" means, with respect to any Gas Assets, any confidentiality agreement, letter of intent or memorandum of understanding with respect to the acquisition by AYE of such Gas Assets.

          "Reference Period" means the period between the Closing and the fifth anniversary of such date.

          "Selected Gas Acquisition" means any Gas Acquisition as to which ECA submits a timely Gas Acquisition Election stating that ECA has elected to exercise its rights pursuant to Section
2.02.

          "Selected Gas Entity" means any business entity or contractual joint venture formed for the purpose of acquiring, holding and disposing of a Gas Acquisition as to which ECA submits a timely Gas Acquisition Election stating that ECA has elected to exercise its rights pursuant to Section 2.02.

          "Selected Percentage" means a percentage, which shall not be less than 10% nor greater than 20%, determined by ECA in its sole discretion.

          "Subsidiary" means, with respect to any Person, any other Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors of such Person and are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by such first Person.

NY12524:42727.4

          "Territory" means the United States, Canada and Mexico, and their respective territories and possessions.

NY12524:42727.4

                                               APPENDIX B

                     SCHEDULE OF DEFINITIONS



    Term                                            Section

     1935 Act                                           3.01
     Acquiror                                           4.03
     Agreement                                      Preamble
     AYE                                            Preamble
     AYE Group                                          6.02
     AYE Impermissible Disposition Cure Period          4.06
     Chosen Court                                       7.12
     Confidential Acquisition                           2.01
     Control Premium                                    4.06
     Drag-Along Election                                4.05
     Drag-Along Period                                  4.05
     ECA                                            Preamble
     ECA Group                                          6.01
     ECA Impermissible Disposition Cure Period          4.06
     Estimate Date                                      2.01
     Exercise Notice                                    4.03
     Exercising Party                                   4.06
     Fair Market Value                                  4.06
     Gas Acquisition Election                           2.01
     Impermissible Disposition                          4.01
     Initial Equity Amount                              2.01
     Notification                                       2.01
     Offer                                              4.02
     Pooling Acquisition Election                       2.01
     Purchase Election                                  4.04
     Put/Call Notice                                    4.06
     SEC                                                3.01
     Tag-Along Election                                 4.03

                         B-1

NY12524:42727.4